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                                   EXHIBIT 11
                                   ----------

                                 CVS CORPORATION

                        COMPUTATION OF EARNINGS PER SHARE

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                                                 Years Ended December 31,
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In millions, except per share amounts         1996         1995         1994
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
PRIMARY EARNINGS (LOSS) PER SHARE:
  Net earnings (loss)                        $ 75.4      $(657.1)      $307.5
  Less:  Preference dividends, net             14.5         17.0         17.0
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  Net earnings (loss) used to
    calculate primary earnings (loss)
    per share                                $ 60.9      $(674.1)      $290.5
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  Weighted average number of shares
    outstanding                               105.7        105.1        105.5

  Add: Weighted average number of
    shares which could have been
    issued upon exercise of
    outstanding options                         0.6           --           --
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  Weighted average number of shares used
    to compute primary earnings (loss)
    per share                                 106.3        105.1        105.5
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Primary earnings (loss) per share            $ 0.57      $ (6.41)       $2.75
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FULLY DILUTED EARNINGS (LOSS) PER SHARE:
  Net earnings (loss)                        $ 75.4      $(657.1)      $307.5
  Less:  Preferred dividends                     --          0.1          0.1
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  Net earnings (loss) used to calculate
    fully diluted earnings (loss) per
    share, before adjustments                  75.4       (657.2)       307.4


  Less: Adjustments, assuming conversion
    of the Series One ESOP Convertible
    Preference Stock, for the following:
    (i) additional contributions to the
    ESOP to cover the shortfall between
    the Series One ESOP Convertible
    Preference Stock and Common Stock
    dividends and (ii) reductions in
    incentive bonuses and profit sharing,
    net of tax benefits                         8.0         (1.2)         0.6
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  Net earnings (loss) used to calculate
    fully diluted earnings (loss)
    per share                                $ 67.4      $(656.0)      $306.8
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  Weighted average number of shares
    outstanding                               105.7        105.1        105.5

  Add: Weighted average shares of
    Series One Convertible Preference
    Stock assuming conversion                   5.9          7.4          7.3
  Add: Weighted average number of
    shares which could have been
    issued upon exercise of
    outstanding options                         0.7          0.0          0.0
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  Weighted average number of shares
    used to compute fully diluted
    earnings (loss) per share                 112.3        112.5        112.8
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  Fully diluted earnings (loss) per share    $ 0.60      $ (5.83)      $ 2.72
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

NOTE - Fully diluted earnings per share presentation is not required on the face of the consolidated statements of operations due to the results of the materiality tests mandated by APB Opinion No. 15.